UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2015

HRG GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4219	74-1339132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 29th Floor
New York, New York 10022
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 906-8555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective May 20, 2015, Michael Sena resigned from his positions as Senior Vice President and Chief Accounting Officer of HRG Group, Inc. (the “Company”). Mr. Sena’s resignation was not as a result of any disagreement with the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HRG GROUP, INC.

Date: May 27, 2015	By:	/s/ Ehsan Zargar
		Name:	Ehsan Zargar
		Title:	Senior Vice President, General Counsel & Corporate Secretary